Exhibit 23.1

                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors and Stockholders
Gartner, Inc.:

We consent to the incorporation by reference in the registration statement (No. 333-76711) on Form S-3 and the registration statements (No. 033-85926, No. 033-92486, No. 333-35169, No. 333-42587, No. 333-77015, No. 333-77013, No.
333-30546, No. 333-97557, No. 333-91256 and No. 333-104753) on Form S-8 of
Gartner, Inc. of our report dated February 5, 2004, with respect to the consolidated balance sheets of Gartner, Inc. and subsidiaries as of December 31, 2003 and 2002 and September 30, 2002, and the related consolidated statements of operations, stockholders' equity (deficit) and comprehensive income (loss) and cash flows for the year ended December 31, 2003, the three month period ended December 31, 2002, and each of the years in the two-year period ended September 30, 2002, and the related consolidated financial statement schedule, which report appears in the December 31, 2003 Annual Report on Form 10-K of Gartner, Inc.

Our report contains an explanatory paragraph indicating that the Company adopted Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" in the year ended September 30, 2002.


                                             /s/ KPMG LLP


New York, New York
March 12, 2004